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Exhibit 21.             SUBSIDIARIES OF THE REGISTRANT
                                Defiance, Inc.
                                June 30, 1995

                                                                            Percentage of
                                                State in which            voting securities
Name                                             incorporated             owned by Company
----                                             ------------             ----------------
Defiance Precision Products, Inc.                    Ohio                       100%
Hy-Form Products, Inc.                             Michigan                     100%
SMTC Corporation                                   Michigan                     100%
Vaungarde, Inc.                                    Michigan                     100%
Binderline Development, Inc.                       Michigan                     100%
Draftline Engineering Company                      Delaware                     100%

All the subsidiaries listed above are included in the Consolidated Financial Statements of the Company.